Amendment No.1 to the
                  Edison International Equity Compensation Plan
                          (AS RESTATED JANUARY 1, 1998)





     Section 3.4 of the Edison International Equity Compensation Plan as Restated January 1, 1998 is amended by adding the following section thereto as a new Section 3.4(e) effective May 18, 2000:

     "(e) Notwithstanding the foregoing provisions of this Section 3.4, a Plan
          Award may contain specific provisions, determined by the Administrator at the time of the award and set forth in the written award instrument (or the statement of terms applicable thereto), regarding the consequences of a change in control of Edison International and, if so contained in an award, those provisions shall be controlling in the event of any inconsistency with this Section 3.4. (For example, and without limitation, a Plan Award may provide that accelerated vesting will occur in connection with a change in control event only if the Participant's employment is terminated by an EIX Company without cause or the Participant terminates employment with an EIX Company for good reason, and, in either event, the Participant does not otherwise continue as an employee of another EIX Company.)"

                                                  Edison International


                                                       John H. Kelly
                                        ---------------------------------------
                                         John H. Kelly, Senior Vice President